Exhibit 6.2
                                Sales Agreement

[logo]PHOENIX                                                      Phoenix Funds
      DUFF&PHELPS                                                Sales Agreement
--------------------------------------------------------------------------------

                       PHOENIX EQUITY PLANNING CORPORATION
                             100 Bright Meadow Blvd.
                                  P.O. Box 2200
                         Enfield, Connecticut 06083-2200


   Dealer Name:

        Address:


Phoenix Equity Planning Corporation ("PEPCO", "we", "us", or "our") invites you to participate in the sale and distribution of shares of registered investment companies (which shall collectively be referred to hereinafter as the "Funds") for which we are national distributor or principal underwriter, and which may be listed in Annex A hereto which such Annex may be amended by us from time to time. Upon acceptance of this agreement by PEPCO, you may offer and sell shares of each of the Funds (hereafter "Shares") subject, however, to the terms and conditions hereof including our right to suspend or cease the sale of such shares. For the purposes hereof, the above referenced dealer shall be referred to as "you".



1. You understand and agree that in all sales of Shares to the public, you shall act as dealer for your own account. All purchase orders and applications are subject to acceptance or rejection by us in our sole discretion and are effective only upon confirmation by us. Each purchase will be deemed to have been consummated in our principal office subject to our acceptance and effective only upon confirmation to you by us.

2. You agree that all purchases of Shares by you shall be made only for the purpose of covering purchase orders already received from your customers (who may be any person other than a securities dealer or broker) or for your own bona-fide investment.

3. You shall offer and sell Shares pursuant to this agreement for the purpose of covering purchase orders of your customers, to the extent applicable,
     (a) at the current public offering price ("Offering Price") for Class A Shares or (b) at the Net Asset Value for Class B shares as set forth in the current prospectus of each of the funds. The offer and sale of Class B Shares by you is subject to Annex B hereto, "Compliance Standards for the Sale of the Phoenix Funds Under Their Alternative Purchase Arrangements".

4. You shall pay us for Shares purchased within three (3) business days of the date of our confirmation to you of such purchase or within such time as required by applicable rule or law. The purchase price shall be (a) the Offering Price, less only the applicable dealer discount (Dealer Discount) for Class A Shares, if applicable, or (b) the Net Asset Value, less only the applicable sales commission (Sales Commission) for Class B Shares, if applicable, as set forth in the current prospectus at the time the purchase is received by us. We have the right, without notice, to cancel any order for which payment of good and sufficient funds has not been received by us as provided in this paragraph, in which case you may be held responsible for any loss suffered resulting from your failure to make payment as aforesaid.

5. You understand and agree that any Dealer Discount, Sales Commission or fee is subject to change from time to time without prior notice. Any orders placed after the effective date of any such change shall be subject to the Dealer Discount or Sales Commission in effect at the time such order is received by us.

6. You understand and agree that Shares purchased by you under this Agreement will not be delivered until payment of good and sufficient funds has been received by us. Delivery of Shares will be made by credit to a shareholder open account unless delivery of certificates is specified in the purchase order. In order to avoid unnecessary delay, it is understood that, at your request, any Shares resold by you to one of your customers will be delivered (whether by credit to a shareholder open account or by delivery of certificates) in the name of your customer.

  7. You understand that on all purchases of Shares to which the terms of this Agreement are applicable by a shareholder for whom you are dealer of record, we will pay you an amount equal to the Dealer Discount, Sales Commission or fees which would have been paid to you with respect to such Shares if such Shares had been purchased through you. You understand and agree that the dealer of record for this purpose shall be the dealer through whom such shareholder most recently purchased Shares of such fund, unless the shareholder or you have instructed us otherwise. You understand that all amounts payable to you under this paragraph and currently payable under this agreement will be paid as of the end of the month unless specified otherwise for the total amount of Shares to which this paragraph is applicable but may be paid more frequently as we may determine in our discretion. Your request for Dealer Discount or Sales Commission reclaims will be considered if adequate verification and documentation of the purchase in question is supplied to us, and the reclaim is requested within three years of such purchase.

  8. We appoint the transfer agent (or identified sub-transfer agent) for each of the Funds as our agent to execute the purchase transaction of Shares and to confirm such purchases to your customers on your behalf, and you guarantee the legal capacity of your customers so purchasing such Shares. You further understand that if a customer's account is established without the customer signing the application form, you hereby represent that the instructions relating to the registration and shareholder options selected (whether on the application form, in some other document or orally) are in accordance with the customer's instructions and you agree to indemnify the Funds, the transfer agent (or identified sub-transfer agent) and us for any loss or liability resulting from acting upon such instructions.

  9. Upon the purchase of Class A Shares pursuant to a Letter of Intent, you will promptly return to us any excess of the Dealer Discount previously allowed or paid to you over that allowable in respect to such larger purchases.

10. Unless at the time of transmitting a purchase order you advise us to the contrary, we may consider that the investor owns no other Shares and may further assume that the investor is not entitled to any lower sales charge than that accorded to a single transaction in the amount of the purchase order, as set forth in the current prospectus.

11. You understand and agree that if any Shares purchased by you under the terms of this Agreement are, within seven (7) business days after the date of our confirmation to you of the original purchase order for such Shares, repurchased by us as agent for such fund or are tendered to such fund for redemption, you shall forfeit the right to, and shall promptly pay over to us the amount of any Dealer Discount or Sales Commission allowed to you with respect to such Shares. We will notify you of such repurchase or redemption within ten (10) days of the date upon which certificates are delivered to us or to such fund or the date upon which the holder of Shares held in a shareholder open account places or causes to be placed with us or with such fund an order to have such shares repurchased or redeemed.

12. You agree that, in the case of any repurchase of any Shares made more than seven (7) business days after confirmation by us of any purchase of such Shares, except in the case of Shares purchased from you by us for your own bona fide investment, you will act only as agent for the holders of such Shares and will place the orders for repurchase only with us. It is understood that you may charge the holder of such Shares a fair commission for handling the transaction.

13. Our obligations to you under this Agreement are subject to all the provisions of the respective distribution agreements entered into between us and each of the Funds. You understand and agree that in performing your services under this agreement you are acting in the capacity of an independent contractor, and we are in no way responsible for the manner of your performance or for any of your acts or omissions in connection therewith. Nothing in the Agreement shall be construed to constitute you or any of your agents, employees, or representatives as our agent, partner or employee, or the agent, partner of employee of any of the Funds.

     In connection with the sale and distribution of shares of Phoenix Funds, you agree to indemnify and hold us and our affiliates, employees, and/or officers harmless from any damage or expense as a result of (a) the negligence, misconduct or wrongful act by you or any employee, representative, or agent of yours and/or (b) any actual or alleged violation of any securities laws, regulations or orders. Any indebtedness or obligation of yours to us whether arising hereunder or otherwise, and any liabilities incurred or moneys paid by us to any person as a result of any misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of you or your employees, representatives or agents to comply with the Sales Agreement, shall be set off against any compensation payable under this agreement. Any differential between such expenses and compensation payable hereunder shall be payable to us upon demand. The terms of this provision shall not be impaired by the termination of this agreement.

     In connection with the sale and distribution of shares of Phoenix Funds, we agree to indemnify and hold you, harmless from any damage or expense on account of the gross and willful negligence, misconduct or wrongful act of us or any employee, representative, or agent of ours which arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by us for use in conjunction with the offer or sale of Phoenix Funds; or (iii) any state registration or other document filed in any state or jurisdiction in order to qualify any Fund under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by the termination of this agreement.

14. We will supply you with reasonable quantities of the current prospectus, periodic reports to shareholders, and sales materials for each of the Funds. You agree not to use any other advertising or sales material relating to the sale of shares of any of the Funds unless such other advertising or sales material is pre-approved in writing by us.

15. You agree to offer and sell Shares only in accordance with the terms and conditions of the then current prospectus of each of the Funds and subject to the provisions of this Agreement, and you will make no representations not contained in any such prospectus or any authorized supplemental sales material supplied by us. You agree to use your best efforts in the development and promotion of sales of the Shares covered by this Agreement, and agree to be responsible for the proper instruction, training and supervision of all sales representatives employed by you in order that such Shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. All expenses incurred by you in connection with your activities under this Agreement shall be borne by you. In consideration for the extension of the right to exercise telephone exchange and redemption privileges to you and your registered representatives, you agree to bear the risk of any loss resulting from any unauthorized telephone exchange or redemption instructions from you or your registered representatives. In the event we determine to refund any amounts paid by any investor by reason of such violation on your part, you shall forfeit the right to, and pay over to us, the amount of any Dealer Discount or Sales Commission allowed to you with respect to the transaction for which the refund is made.

16. You represent that you are properly registered as a broker or dealer under the Securities and Exchange Act of 1934 and are member of the National Association of Securities Dealers, Inc. (NASD) and agree to maintain membership in the NASD or in the alternative, that you are a foreign dealer not eligible for membership in the NASD. You agree to notify us promptly of any change, termination or suspension of the foregoing status. You agree to abide by all the rules and regulations of the NASD including Section 26 of
     Article III of the Rules of Fair Practice, which is incorporated herein by reference as if set forth in full. You further agree to comply with all applicable state and Federal laws and the rules and regulations of applicable regulatory agencies. You further agree that you will not sell, or offer for sale, Shares in any jurisdiction in which such Shares have not been duly registered or qualified for sale. You agree to promptly notify us with respect to (a) the initiation and disposition of any formal disciplinary action by the NASD or any other agency or instrumentality having jurisdiction with respect to the subject matter hereof against you or any of your employees or agents; (b) the issuance of any form of deficiency notice by the NASD or any such agency regarding your training, supervision or sales practices; and (c) the effectuation of any consensual order with respect thereto.

17. Either party may terminate this agreement for any reason by written or electronic notice to the other party which termination shall become effective fifteen (15) days after the date of mailing or electronically transmitting such notice to the other party. We may also terminate this agreement for cause or as a result of a violation by you, as determined by us in our discretion, of any of the provisions of this Agreement, said termination to be effective on the date of mailing written or transmitting electronic notice to you of the same. Without limiting the generality of the foregoing, your own expulsion from the NASD will automatically terminate this Agreement without notice. Your suspension from the NASD or violation of applicable state or Federal laws or rules and regulations of applicable regulatory agencies will terminate this Agreement effective upon the date of our mailing written notice or transmitting electronic notice to you of such termination. Our failure to terminate this Agreement for any cause shall not constitute a waiver of our right to so terminate at a later date.

18. All communications and notices to you or us shall be sent to the addresses set forth at the beginning of this Agreement or to such other address as may be specified in writing from time to time.

19. This agreement shall become effective upon the date of its acceptance by us as set forth herein. This agreement may be amended by PEPCO from time to time. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Connecticut. This agreement is not assignable or transferable, except that we may assign or transfer this agreement to any successor distributor of the Shares described herein.

ACCEPTED ON BEHALF OF                    ACCEPTED ON BEHALF OF
PHOENIX EQUITY PLANNING                  DEALER FIRM:
CORPORATION:

Date ______________________________      Date __________________________________

By /s/ John F. Sharry                    By
   ________________________________         ____________________________________

Print Name John F. Sharry                Print Name
          _________________________                 ____________________________
           Managing Director, Retail Sales

Print Title _______________________      Print Title ___________________________

                                         NASD CRD Number _______________________

[logo]PHOENIX                             Amended Annex A, Dealer Agreement with
      DUFF&PHELPS         Phoenix Equity Planning Corporation, February 27, 1998


================================================================================
I.   PHOENIX FAMILY OF FUNDS
--------------------------------------------------------------------------------

PHOENIX SERIES FUND
 Balanced Fund Series
 Convertible Fund Series
 Growth Fund Series
 Aggressive Growth Fund Series
 High Yield Fund Series
 Money Market Fund Series
 U.S. Government Securities Fund Series

PHOENIX-ABERDEEN SERIES FUND
 Aberdeen New Asia Fund
 Aberdeen Global Small Cap Fund

PHOENIX MULTI-PORTFOLIO FUND
 Tax-Exempt Bond Portfolio
 Mid Cap Portfolio
 International Portfolio
 Real Estate Securities Portfolio
 Emerging Markets Bond Portfolio
 Strategic Income Fund

PHOENIX STRATEGIC EQUITY SERIES FUND
 Equity Opportunities Fund
 Strategic Theme Fund
 Small Cap Fund

PHOENIX EQUITY SERIES FUND
 Core Equity Fund
 Growth and Income Fund

PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.

PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.

PHOENIX MULTI-SECTOR SHORT TERM BOND FUND

PHOENIX WORLDWIDE OPPORTUNITIES FUND

PHOENIX STRATEGIC ALLOCATION FUND, INC.

PHOENIX INCOME AND GROWTH FUND

PHOENIX VALUE EQUITY FUND

PHOENIX SMALL CAP VALUE FUND

PHOENIX-ENGEMANN FUNDS
 Balanced Return Fund
 Global Growth Fund
 Growth Fund
 Nifty Fifty Fund
 Small & Mid-Cap Growth Fund
 Value 25 Fund

--------------------------------------------------------------------------------

Equity Planning may sponsor, to all qualifying dealers, on a non-discriminatory basis, sales contests, training and educational meetings and provide to all qualifying broker/dealers, from its own profits and resources, additional compensation in the form of trips, merchandise or expense reimbursement. Brokers or dealers other than Equity Planning may also make customary additional charges for their services in effecting purchases, if they notify the Fund of their intention to do so. Applicable waivers of Class A sales loads and Class B contingent deferred sales charges are described in the prospectus.

================================================================================
CLASS A SHARES
--------------------------------------------------------------------------------

                                   CLASS A SHARES (EXCEPT MULTI-SECTOR SHORT TERM            MULTI-SECTOR SHORT TERM
                                              BOND FUND & MONEY MARKET)                      BOND FUND CLASS A SHARES

                                                                DEALER DISCOUNT                               DEALER DISCOUNT
                                      SALES CHARGE               OR AGENCY FEE           SALES CHARGE          OR AGENCY FEE
AMOUNT OF                           AS PERCENTAGE OF           AS PERCENTAGE OF        AS PERCENTAGE OF      AS PERCENTAGE OF
TRANSACTION                          OFFERING PRICE             OFFERING PRICE          OFFERING PRICE        OFFERING PRICE
-------------------------------------------------------------------------------------------------------------------------------
Less than $50,000                          4.75%                      4.25%                   2.25%                 2.00%
-------------------------------------------------------------------------------------------------------------------------------
$50,000 but under $100,000                 4.50                       4.00                    1.25                  1.00
-------------------------------------------------------------------------------------------------------------------------------
$100,000 but under $250,000                3.50                       3.00                    1.00                  1.00
-------------------------------------------------------------------------------------------------------------------------------
$250,000 but under $500,000                3.00                       2.75                    1.00                  1.00
-------------------------------------------------------------------------------------------------------------------------------
$500,000 but under $1,000,000              2.00                       1.75                    0.75                  0.75
-------------------------------------------------------------------------------------------------------------------------------
$1,000,000 or more                         None                       None                    None                  None
-------------------------------------------------------------------------------------------------------------------------------

Shares of the Money Market Series are offered to the public at their constant net asset value of $1.00 per share with no sales charge on Class A shares.


$1 MILLION NAV SALES FINDERS FEE: In connection with Class A Share purchases of $1,000,000 or more (or subsequent purchases in any amount), Equity Planning may pay broker/dealers, from its own profits and resources, a percentage of the net asset value of shares sold (excluding Money Market shares) as set forth in the table below. If part or all of such investment, is subsequently redeemed within one year of the investment date, the broker/dealer will refund to Equity Planning any such amounts paid with respect to the investment.

-------------------------------------------------------------------------------------------------------------------------------
               PURCHASE AMOUNT       $1,000,000 to $3,000,000           $3,000,001 to $6,000,000           $6,000,001 or more
-------------------------------------------------------------------------------------------------------------------------------
     PAYMENT TO BROKER/DEALERS                  1%                             0.50 of 1%                      0.25 of 1%
-------------------------------------------------------------------------------------------------------------------------------

================================================================================
CLASS A SHARES
--------------------------------------------------------------------------------

TRAIL: Equity Planning intends to pay a quarterly fee to qualifying broker/dealer firms at the equivalent of 0.25% annually, based on the average daily net asset value of Class A shares sold by such broker/dealers (except Money Market Series) and remaining outstanding on the Funds' books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more in one Fund to qualify for payment in that Fund.

================================================================================
CLASS B SHARES
--------------------------------------------------------------------------------

                                           CLASS B SHARES
                             (EXCEPT MULTI-SECTOR SHORT TERM BOND FUND)         MULTI-SECTOR SHORT TERM BOND FUND CLASS B
                                      Sales Commission 4.00%                              Sales Commission 2.00%

Broker/Dealer firms maintaining house/omnibus accounts, upon redemption of a customer account within the time frames specified below, shall forward to Equity Planning the indicated contingent deferred sales charge.

YEARS SINCE PURCHASE                    CONTINGENT DEFERRED                                CONTINGENT DEFERRED
                                            SALES CHARGES                                     SALES CHARGES
---------------------------------------------------------------------------------------------------------------------------
First                                           5.00%                                               2.00%
---------------------------------------------------------------------------------------------------------------------------
Second                                          4.00                                                1.50
---------------------------------------------------------------------------------------------------------------------------
Third                                           3.00                                                1.00
---------------------------------------------------------------------------------------------------------------------------
Fourth and Fifth                                2.00                                                0.00
---------------------------------------------------------------------------------------------------------------------------
Sixth                                           0.00                                                0.00
---------------------------------------------------------------------------------------------------------------------------

TRAIL: Equity Planning intends to pay a quarterly fee to qualifying broker/dealer firms at the equivalent of 0.25% annually, based on the average daily net asset value of shares sold by such broker/dealers (except Money Market Series) and remaining outstanding on the Funds' books during the period in which the fee is calculated, commencing one year after the investment date. Dealers must have an aggregate value of $50,000 or more in one Fund to qualify for payment in that Fund.

================================================================================
CLASS C SHARES - MULTI-SECTOR SHORT TERM BOND FUND ONLY
--------------------------------------------------------------------------------

TRAIL: Equity Planning intends to pay a quarterly fee to qualifying broker/dealer firms at the equivalent of 0.50% annually, based on the average daily net asset value of shares sold by such broker/dealers and remaining outstanding on the Funds' books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more in the Fund to qualify for payment.

FINDERS FEE:
In connection with Class C Share purchases of $250,000 or more (or subsequent purchases in any amount), Equity Planning may pay broker-dealers, from its own resources, on amount equal to 0.50% of purchases above $250,000 but under $3 million plus 0.25% on purchases in excess of $3 million.

If all or part of the investment is subsequently redeemed, except for exchanges or purchases of other Phoenix funds, within one year of the investment date, the broker-dealer will refund to the Distributor such amount paid with respect to the investment.

================================================================================
CLASS C SHARES - AVAILABLE ONLY FOR THE FUNDS LISTED BELOW:
--------------------------------------------------------------------------------

  CORE EQUITY FUND                      PHOENIX-ENGEMANN GLOBAL GROWTH FUND     PHOENIX-ENGEMANN SMALL & MID-CAP
  EMERGING MARKETS BOND PORTFOLIO       MULTI-SECTOR FIXED INCOME FUND             GROWTH FUND
     (EFFECTIVE 3-27-98)                STRATEGIC INCOME FUND                   VALUE EQUITY FUND
  GROWTH AND INCOME FUND                   (EFFECTIVE 3-27-98)                  SMALL CAP VALUE FUND
  HIGH YIELD FUND SERIES                STRATEGIC THEME FUND                    PHOENIX-ENGEMANN BALANCED RETURN FUND
     (EFFECTIVE 2-27-98)                PHOENIX-ENGEMANN NIFTY FIFTY FUND       PHOENIX-ENGEMANN VALUE 25 FUND
  PHOENIX-ENGEMANN GROWTH FUND

Sales Commission: 1%. Contingent deferred sales charge: 1% for one year from the date of each purchase. Broker/Dealer firms maintaining house/omnibus accounts, upon redemption of a customer account within one year of purchase date, shall forward to Equity Planning the indicated contingent deferred sales charge.

TRAIL AND SERVICE FEE: Equity Planning intends to pay a fee after the first year to qualifying broker/dealer firms at the equivalent of 0.75% annually, and a Service Fee at the equivalent of 0.25% annually, based on the average daily net asset value of shares sold by such broker/dealers and remaining outstanding on the Funds' books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more in the Fund to qualify for payment.

================================================================================
CLASS M SHARES - AVAILABLE ONLY FOR THE FUNDS LISTED BELOW:
--------------------------------------------------------------------------------

  CORE EQUITY FUND                      MULTI-SECTOR FIXED INCOME FUND          VALUE EQUITY FUND
  GROWTH AND INCOME FUND                STRATEGIC THEME FUND                    SMALL CAP VALUE FUND
  PHOENIX-ENGEMANN GROWTH FUND          PHOENIX-ENGEMANN NIFTY FIFTY FUND       PHOENIX-ENGEMANN BALANCED RETURN FUND
  PHOENIX-ENGEMANN GLOBAL GROWTH FUND   PHOENIX-ENGEMANN SMALL & MID-CAP        PHOENIX-ENGEMANN VALUE 25 FUND
                                           GROWTH FUND

                                                                                 DEALER DISCOUNT
                                               SALES CHARGE                        OR AGENCY FEE
AMOUNT OF                                    AS PERCENTAGE OF                    AS PERCENTAGE OF
OFFERING PRICE                                OFFERING PRICE                      OFFERING PRICE
----------------------------------------------------------------------------------------------------------------
Less than $50,000                                   3.50%                               3.00%
----------------------------------------------------------------------------------------------------------------
$50,000 but under $100,000                          2.50                                2.00
----------------------------------------------------------------------------------------------------------------
$100,000 but under $250,000                         1.50                                1.00
----------------------------------------------------------------------------------------------------------------
$250,000 but under $500,000                         1.00                                1.00
----------------------------------------------------------------------------------------------------------------
$500,000 but under $1,000,000                       None                                None
----------------------------------------------------------------------------------------------------------------

TRAIL: Equity Planning intends to pay a quarterly fee to qualifying broker/dealer firms at the equivalent of 0.50% annually, based on the average daily net asset value of shares sold by such broker/dealers and remaining outstanding on the Funds' books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more in the Fund to qualify for payment.

================================================================================
II.  A.  PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS
--------------------------------------------------------------------------------

 Balanced Portfolio                     Growth Stock Portfolio
 Enhanced Reserves Portfolio            Money Market Portfolio
 Managed Bond Portfolio                 U.S. Government Securities Portfolio

FINDER'S FEE: Equity Planning may pay broker/dealers, from its own profits and resources, a percentage of the net asset value of Class X and Class Y shares sold as set forth in the table below. If part of any investment is subsequently redeemed within one year of the investment date, the broker/dealer will refund to Equity Planning any such amounts paid with respect to the investment.

-----------------------------------------------------------------------------------------------------------------------------------
               PURCHASE AMOUNT            0 to $5,000,000               $5,000,001 to $10,000,000          $10,000,001 or more
-----------------------------------------------------------------------------------------------------------------------------------
     PAYMENT TO BROKER/DEALERS                 0.50%                              0.25%                           0.10%
-----------------------------------------------------------------------------------------------------------------------------------

TRAIL: (Class Y shares only): Equity Planning intends to pay broker/dealers a quarterly service fee at the equivalent of 0.25% annually, based on the average daily net asset value of Class Y shares sold by such broker/dealers and remaining outstanding on the Funds' books during the period in which the fee is calculated, subject to future amendment or termination.

================================================================================
II.  B.  PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS
--------------------------------------------------------------------------------

Phoenix Real Estate Equity Securities Portfolio

TRAIL: (Class Y shares only): Equity Planning intends to pay broker/dealers a quarterly service fee at the equivalent of 0.25% annually, based on the average daily net asset value of Class Y shares sold by such broker/dealers and remaining outstanding on the Funds' books during the period in which the fee is calculated, subject to future amendment or termination.

PDP80A (2-98) Distributed by Phoenix Equity Planning Corporation, Enfield, CT, 06083

[logo]PHOENIX                                   Annex B To Dealer Agreement With
      DUFF&PHELPS                            Phoenix Equity Planning Corporation
--------------------------------------------------------------------------------

                            Compliance Standards for
                          the Sale of the Phoenix Funds
                  Under Their Alternative Purchase Arrangements


As national distributor or principal underwriter of the Phoenix Funds, which offer their shares on both a front-end and deferred sales charge basis, Phoenix Equity Planning Corporation ("PEPCO") has established the following compliance standards which set forth the basis upon which shares of the Phoenix Funds may be sold. These standards are designed for those broker/dealers ("dealers") that distribute shares of the Phoenix Funds and for each dealer's financial advisors/registered representatives.

As shares of the Phoenix Funds are offered with two different sales arrangements for sales and distribution fees, it is important for an investor not only to choose a mutual fund that best suits his investment objectives, but also to choose the sales financing method which best suits his particular situation. To assist investors in these decisions and to ensure proper supervision of mutual fund purchase recommendations, we are instituting the following compliance standards to which dealers must adhere when selling shares of the Phoenix Funds:

1. Any purchase of a Phoenix Fund for less than $250,000 may be either of shares subject to a front-end load (Class A shares) or subject to deferred sales charge (Class B shares).

2. Any purchase of a Phoenix Fund by an unallocated qualified employer sponsored plan for less than $1,000,000 may be either of shares subject to a front-end load (Class A shares) or subject to deferred sales charge (Class B shares). Class B shares sold to allocated qualified employer sponsored plans will be limited to a maximum total value of $250,000 per participant.

3. Any purchase of a Phoenix Fund for $250,000 or more (except as noted above) or which qualifies under the terms of the prospectus for net asset value purchase of Class A shares should be for Class A shares.

General Guidelines

These are instances where one financing method may be more advantageous to an investor than the other. Class A shares are subject to a lower distribution fee and, accordingly, pay correspondingly higher dividends per share. However, because initial sales charges are deducted at the time of purchase, such investors would not have all of their funds invested initially and, therefore, would initially own fewer shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time might consider purchasing Class A Shares because the accumulated continuing distribution charges on Class B Shares may exceed the initial sales charge on Class A Shares during the life of the investment.

Again, however, such investors must weigh this consideration against the fact that, because of such initial sales charge, not all of their funds will be invested initially. However, other investors might determine that it would be more advantageous to purchase Class B Shares to have all of their funds invested initially, although remaining subject to higher continuing distribution charges and, for a five-year period, being subject to a contingent deferred sales charge (three years for Asset Reserve).

A National Association of Securities Dealers rule specifically prohibits "breakpoint sales" of front-end load shares. A "breakpoint sale" is a sale to the client of an amount of front-end load (Class A) shares just below the amount which would be subject to the next breakpoint on the fund's sales charge schedule. Because the deferred sales charge on Class B shares is reduced by 1% for each year the shares are held, a redemption of Class B shares just before an "anniversary date" is in some ways analogous to a breakpoint sale. A client might wish to redeem just before an anniversary date for tax or other reasons, and a client who chose to wait would continue to be at market risk. Nevertheless, investment executives should inform clients intending to redeem Class B shares near an anniversary date that, if the redemption were delayed, the deferred sales charge would be reduced.

Responsibilities of Branch Office Manager (or other appropriate reviewing officer).

A dealer's branch manger or other appropriate reviewing officer ("the Reviewing Officer") must ensure that the financial advisor/registered representative has advised the client of the available financing methods offered by the Phoenix Funds, and the impact of choosing one method over another. In certain instances, it may be appropriate for the Reviewing Officer to discuss the purchase directly with the client. The reviewing officer should review purchases for Class A or Class B shares given the relevant facts and circumstances, including but not limited to: (a) the specific purchase order dollar amount; (b) the length of time the investor expects to hold his shares; and (c) any other relevant circumstances, such as the availability of purchases under letters of intent or pursuant to rights of accumulation and distribution requirements. The foregoing guidelines, as well as the examples cited above, should assist the Reviewing Officer in reviewing and supervising purchase recommendations and orders.

Effectiveness

These compliance guidelines are effective immediately with respect to any order for shares of those Phoenix Funds which offer their shares pursuant to the alternative purchase arrangement.

Questions relating to these compliance guidelines should be directed by the dealer to its national mutual fund sales and market group or its legal department or compliance director. PEPCO will advise dealers in writing of any future changes in these guidelines.



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